UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

On January 17, 2013, OCZ Technology Group, Inc. (“OCZ”) received the anticipated letter from The Nasdaq OMX Group (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the period ending November 30, 2012 (the “Form 10-Q”) with the Securities and Exchange Commission. The Company has delayed the filing of its Form 10-Q pending the completion of its financial review. As previously announced, the Listing Qualifications Staff at Nasdaq, based on the Company’s compliance plan, granted the Company an exception until February 28, 2013 to file its Form 10-Q for the period ended August 31, 2012.

The Nasdaq letter notes that the Company is required to submit an update to its original plan to regain compliance with Nasdaq’s filing requirements for continued listing no later than February 1, 2013. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the initial delinquent filing, or until April 8, 2013, for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.

A copy of the press release announcing receipt of the Nasdaq compliance letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr. Chief Financial Officer

Date: January 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by OCZ Technology Group, Inc. on January 22, 2013.